SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2012

SUNPEAKS VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54523	27-0777112
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9337 Fraser Ave.

Silver Spring, MD 20910

(204) 898-8160

(Address of principal executive offices)

#106, 505 19 Ave SW

Calgary, Alberta, T2S 0E4

Canada

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 17, 2012, we filed a Current Report on Form 8-K reporting the Share Exchange Agreement we entered into with Healthcare Distribution Specialists LLC, a Delaware limited liability company, and Mackie Barch, the managing member of HDS, and providing Form 10-type disclosure regarding our company, HDS and its business.  Since that filing we became aware of information in the filing that needed to be clarified or corrected.  As a result we are filing this amended Current Report on Form 8-K/A for purpose of providing clarifying and corrected disclosure where appropriate.

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations for the next 12 months.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Readers of this document should be aware that while we use the definition of forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as a company that issues penny stocks the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 does not apply to statements made by us.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report (the “Report”) and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “SNPK”, and “Sunpeaks” refer to Sunpeaks Ventures, Inc. As used herein, Clotamin® is a registered trademark of Healthcare Distribution Specialists,  LLC. As used herein, Coumadin® is a registered trademark of Bristol-Myers Squibb Pharma Company and Sunpeaks Ventures, Inc. expressly disclaims any right thereto.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On February 13, 2012, Sunpeaks Ventures, Inc., a Nevada corporation entered into that certain Share Exchange Agreement (the “Share Exchange Agreement”) with Healthcare Distribution Specialists LLC, a Delaware limited liability company (“HDS”), Mackie Barch, the managing member of HDS, who presently owns 100% of the issued and outstanding membership interests in HDS, and Scott Beaudette, the majority shareholder of the Company. Pursuant to the terms and conditions of the Share Exchange Agreement, HDS exchanged 100% of the outstanding membership interests in HDS in exchange for: (i) two hundred million (200,000,000) newly-issued restricted shares of the Company’s common stock, par value $0.001 per share and (ii) three million (3,000,000) newly-issued restricted shares of the Company’s Class A Preferred Stock, par value $0.001 per share. The exchange resulted in HDS becoming a wholly-owned subsidiary of the Company.  Additionally, pursuant to the Share Exchange Agreement, on February 16, 2012, Mr. Beaudette cancelled two hundred million (200,000,000) shares of our common stock that he currently owns. As a result of the Share Exchange Agreement, we now conduct all current operations through Healthcare Distribution Specialists LLC, and our principal business became the business of HDS.

The foregoing summary description of the terms of the Share Exchange Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which is filed as Exhibit 10.10 hereto and is incorporated herein by this reference.

CH Settlement Agreement

On February 13, 2012, we entered into a Settlement Agreement and General Mutual Release (the “CH Settlement Agreement”) with Carrillo Huettel, LLP (“CH”). Pursuant to the terms of the CH Settlement Agreement, we paid $4,000 in full satisfaction of a debt owed to CH for legal services rendered to us, which at the time of the settlement was $47,025.

The foregoing summary description of the terms of the CH Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the CH Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.9, hereto, and is incorporated by reference.

Beaudette Settlement Agreement

On February 13, 2012, we entered into a Settlement Agreement and General Mutual Release (the Beaudette Settlement Agreement”) with Scott Beaudette (“Mr. Beaudette”). Pursuant to the terms of the Beaudette Settlement Agreement, we paid $5,000 in full satisfaction of a debt owed to Mr. Beaudette for funds he lent to us which at the time of the settlement was $50,000.

The foregoing summary description of the terms of the Beaudette Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Beaudette Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.8, hereto, and is incorporated by reference.

Whetu Settlement Agreement

On February 13, 2012, we entered into a Settlement Agreement and General Mutual Release (the “Whetu Settlement Agreement”) with Whetu, Inc. (“Whetu”). Pursuant to the terms of the Whetu Settlement Agreement, we issued fifty million (50,000,000) restricted shares of our common stock to Whetu for the cancellation of that certain Promissory Note (the “Whetu Note”) issued by us in favor of Whetu on July 13, 2011 to evidence funds previously loaned by Whetu. The Whetu Note had a principal amount of one hundred ten thousand ($110,000) and accrued simple interest at a rate of ten percent (10%) per annum and was due and payable on demand upon ten (10) days written notice.  There was $117,986 outstanding under the Whetu Note as of the date of the Settlement Agreement.  The fifty million (50,000,000) shares were issued to Whetu on February 16, 2012.

The foregoing summary description of the terms of the Whetu Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Whetu Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.11, hereto, and is incorporated by reference.

Management Agreement

On February 13, 2012, we entered into a Management Agreement (the “Management Agreement”) with Mackie Barch, whereby Mr. Barch shall serve as our President, Chief Executive Officer, and Director for one year. Thereafter, the Management Agreement shall automatically renew for successive one year periods, or until Mr. Barch delivers 30 days advanced written notice of his intent to resign. As compensation for such services, Mr. Barch shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter.

The foregoing summary description of the terms of the Management Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Management Agreement, reference is made to such agreement, which is filed as Exhibit 10.12, hereto, and is incorporated by reference.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

FORM 10 DISCLOSURE

As a result of the Share Exchange Agreement (the "Transaction"), our current business operations shall be conducted through our wholly-owned subsidiary, Healthcare Distribution Specialists LLC, and our principal business is now that of Healthcare Distribution Specialists LLC.  Accordingly, Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Pursuant to Item 2.01(f) of Form 8-K, we are providing the following  information that would be included in general form for the registration of securities on  Form 10.

Please note that the information provided below relates to the combined enterprises after the closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to the Registrant unless otherwise specifically indicated.

ITEM 1.

BUSINESS

Corporate History

We were incorporated in the State of Nevada on June 25, 2009. Since inception we have had minimal operations and as such we were considered a "shell company" as that term is defined under Rule 405 of the Securities and Exchange Act of 1934. It was our initial intention to be a as an independent crude oil and natural gas exploration company; however, due to the lack of revenues and adequate financing, we abandoned our business plan and began seeking out potential acquisitions, joint ventures and/or strategic relationships.

Thereafter, we entered into the Share Exchange Agreement with HDS, Mackie Barch and Mr. Beaudette. Pursuant to the terms and conditions of the Share Exchange Agreement, (i) HDS exchanged 100% of the issued and outstanding membership interests in HDS for: two hundred million (200,000,000) newly-issued restricted shares of our common stock and (ii) three million (3,000,000) newly-issued restricted shares of our Class A Preferred Stock, resulting in the acquisition of HDS by us.

As a result of the Share Exchange Agreement, our new business operations shall be conducted through our wholly-owned subsidiary, HDS, and our principal business is now that of HDS, which is described in greater detail below.

HDS Company Overview

HDS was incorporated in the State of Delaware on September 19, 2008 under the name AmeriSure Pharmaceuticals, LLC and on July 28, 2011 it changed its name to Healthcare Distribution Specialists LLC. HDS is a value-added distributor of hard-to-find and specialty drugs to the healthcare provider market, while functioning as an aggregator of real-time market demand for these products. Although we have only had minimal revenue to date, our plan is to become a marketing-driven sales organization with a focus on originating a high volume of special orders from a wide customer base. However, there is no guarantee we will be able to generate a high volume of special orders or develop a wide customer base. Due to our established vendor relationships and focused business model, we believe we have the ability to source these products and expeditiously fill orders within narrow time frames.  In addition to our distribution business, we also own and sell a specialized over-the-counter multivitamin product called Clotamin.  Clotamin is specifically designed for use by patients on Warfarin, a blood thinner that has a known interaction with the vitamin K present in standard over-the-counter multivitamins.

The U.S. Drug Wholesaling Industry

The U.S. drug wholesaling industry is a $300 billion industry that is evolving faster than ever. (2011-12 Economic Report on Pharmaceutical Wholesalers by Adam J. Fein, Ph.D., September 2011).  In the U.S. drug wholesaling industry the three largest drug wholesalers distribute more than 85% of all prescription drugs in the United States. (Statement of Adam J. Fein, President, Pembroke Consulting, Inc. to the U.S. House of Representatives Committee on the Judiciary Subcommittee on Intellectual Property, Competition, and the Internet; The Proposed Merger between Express Scripts and Medco, September 20, 2011).

The approximate 15% market share remaining represents a rapidly growing $45 billion distribution market for hard-to-find and specialty pharmaceuticals primarily in the biopharmaceutical arena.  “Hard-to-find” drugs is an industry term for drugs that are in short or limited supply and “specialty” drugs are injectable pharmaceuticals that are used for specific purposes, generally cancer, fertility, and antibiotics.  The hospitals that need these hard-to-find drugs and specialty drugs and have trouble locating them are HDS’ target customers.

Principal Services and Products

Due to the complexity of the specialty drug discovery process, these drugs are difficult and expensive to manufacturer, and there are typically no generic alternatives. HDS is a wholesale distributor of a wide range of over 6,000 of these specialty drugs.  HDS currently provides three primary distribution services and owns one over-the-counter (OTC) product.

1.

Distribution Services

Through our distribution services we provide pharmaceuticals to hospitals, acute care facilities, surgery centers and other healthcare practitioners.  Theses facilities generally have agreements with primary pharmaceutical provides that provide them with the drugs they need.  However, at times the primary suppliers are either out of a drug or do not carry a particular drug.  When this occurs, the facility typically issues a purchase order to companies like HDS, who then enter the secondary wholesale pharmaceutical market seeking the sought after drug.  When HDS receives a purchase order from a customer it contacts its vendors in the secondary wholesale market to attempt to acquire the drug.  When HDS is successful, it purchases the drugs from the vendors in the secondary wholesale market and then sells the drugs to the facility to fill the purchase order.  HDS does not have agreements with the vendors in the secondary wholesale market, instead the transactions are completed on a “one-off” basis through the use of purchase orders.

We also occasionally source and distribute more traditional drugs to our customers, but this segment is not our primary business focus.

a.

Sourcing and Distribution of Hard-To-Find Pharmaceuticals

HDS plays the role of special purchasing agent and procurement expediter for its customers.  HDS contacts various suppliers within the industry supply chain in order to find certain hard-to-find pharmaceuticals and facilitates rapid delivery of such pharmaceuticals usually within 24 to 48 hours.

The hard-to-find segment is projected to grow significantly due to the high projected demand, manufacturing shortages, regional shortages, and the increasing off-label use for biopharmaceutical drugs and their quota-like system of allocation, which is the way many hard-to-find drugs are allocated to various medical facilities (such as hospitals, surgery centers, acute care facilities, etc.) are allocated a certain amount of certain drugs based on equal distribution and not need based.  This system is a cause for many facilities that may need additional hard to find drugs to contact HDS or companies like HDS to acquire these hard-to-find drugs.

Additionally, most hospitals carry lean stocks due to the high carrying cost of the drugs.  This tight supply chain results in the frequent need by providers to access the spot, hard-to-find market to rebalance supply with demand.  When this happens, hospitals are under timing pressure to obtain the products quickly, often regardless of pricing.

Historically, one of our providers of pharmaceuticals was Healthrite Pharmaceuticals, an entity controlled by Mackie Barch, our sole officer and director.  Healthrite is a “waiver” pharmacy that purchased certain drugs, which it could sell to our subsidiary, HDS, for HDS to resell.  A “waiver” pharmacy is a pharmacy that has a specific purpose and is non-retail (does not sell to the public).  Healthrite was intended for long term care, acute care and other institutional purposes.  During the years ended December 31, 2011 and 2010, HDS purchased $1.1 million and $425,000, respectively, of inventory from HealthRite.  Based on these purchases and the subsequent sales of the drugs, during the years ended December 31, 2011 and 2010, HDS recognized net revenue of $244,897, and $0, respectively based on gross sales of $1.4 million and $425,000, respectively.  During 2010 and for the first half of 2011, we resold the drugs purchased from Healthrite at the same price we purchased them, basically acting as the selling arm of Healthrite.  This was done since we had certain licenses to sell products in states where Healthrite did not have licenses and it enabled us to get additional name recognition in the industry.  Starting in mid-2011 we began marking up the product we purchased from Healthrite by 25% when we sold the product to third-party purchasers. Recently, Healthrite notified us that due to the cost and effort to maintain a pharmaceutical license it has surrendered its pharmaceutical license and will no longer be selling pharmaceuticals, effective April 10, 2012.   We do not expect this action to have a material impact on our business since we now have our own direct relationship with suppliers and resellers of hard-to-find drugs.

b.

Sourcing and Distribution of Blood Plasma Derivatives, Specialty Products, Vaccines, and Anti-Infectives

Worldwide demand for plasma derivative products (made from bio-engineered proteins and blood derivates), such as Intravenous Immunoglobulin (IVIG), coagulation factors, and albumin is growing strongly due to increased use and emerging medical applications for these drugs.  Historically, IVIG was targeted at treatment of auto-immune diseases, but therapies such as treatment for Alzheimer’s and other immune deficiencies are contributing to a significant increase in demand for IVIG.  Manufacturers have historically not been able to increase production in time to meet increased demand.  Many of these disorders have no cure, and as a result, patients often receive treatment for the symptoms for decades, thereby creating long use cycles for these products.

HDS’ primary product distribution categories include plasma derivatives, specialty products, vaccines, and anti-infectives.  Plasma derivatives are used to treat complex and serious medical conditions such as cancer, hemophilia, rheumatoid arthritis, multiple scleroses, blood disorders, hepatitis, and HIV.  Specialty products include a wide variety of drugs used to treat respiratory, oncology, cardiovascular, and hormonal syndromes.

These specialty products are highly differentiated from traditional pharmaceuticals (oral solids) because they are significantly more costly than traditional pharmaceuticals and often require specialized handling such as refrigeration and tight cold-chain management.

Healthcare providers, despite having primary sources of distribution for these products, routinely encounter shortages that can put patients at risk.  When hospitals are in need of these drugs, it can often be a lifesaving situation requiring quick turnaround and reliable service.  Despite a steadily growing need for these products, hospitals are often unable to increase supply allocations, resulting in market disequilibrium and the need to purchase in the hard-to-find market.

c.

Sourcing and Distribution of Select Traditional Pharmaceuticals

HDS also offers sales of traditional pharmaceutical products to its distribution customers.  These products include antibiotics, vaccines, and other oral and injectable pharmaceuticals.  These product sales opportunities arise when vendors offer HDS special pricing or exclusivity on certain product lines.

d.

Clients for our Distribution Services

The primary customers for the pharmaceuticals we distribute are primarily hospitals, acute care facilities, surgery centers and other health practitioners.  We distribute these drugs through common carriers, such as UPS and Federal Express.

e.

Vendors

Our current vendors are small, regional pharmaceutical wholesalers.  We do not have written agreements with these vendors.

2.

Clotamin – a Multivitamin for Patients on Blood Thinners

HDS owns 100% of the rights, title, and interest to Clotamin, an OTC multivitamin for patients on Warfarin.  The Company’s predecessor introduced Clotamin in early 2008 to answer an unmet need for patients on anticoagulants (popularly referred to as “blood thinners”), such as Warfarin and related 4-hydroxycoumarin-containing molecules.

Patients on such blood thinners are primarily impacted by their Potassium (K+) level, and to a lesser degree their A, D, and E levels, and are therefore cautioned to monitor their intake of these vitamins.  The patient’s International Normalized Ratio (INR) can be raised or lowered based upon the amount of available Potassium (vitamin K), which can cause either excessive bleeding or clotting, respectively.

Clotamin is the first multivitamin in the commercial market that is manufactured without vitamin K and with reduced amounts of A, D, and E, specifically to respond to the multivitamin needs of patients on Warfarin.

On August 1, 2011, HDS acquired the rights to Clotamin through a purchase agreement with Global Nutritional Research, LLC (GNR), an entity controlled by Mr. Justin Barch, the brother of Mackie Barch, our sole officer and director.  Under the asset acquisition agreement, we own Clotamin in all respects, including, but not limited to, the website, inventory of product, and all rights to the name.  In exchange for the acquired assets we agreed to assume any and all debt and financial obligations of GNR that existed at closing of the agreement (August 1, 2011).  At closing those obligations totaled approximately $200,000.

Clotamin is manufactured for us by a third party manufacturer.  We do not have a written agreement with the manufacturer, but instead issue purchase orders when we need product and the manufacturer fills the order.  During the years 2008-2010 we purchased approximately $100,000 to $150,000 worth of the Clotamin from this manufacturer.  Our Clotamin product inventory is housed at a third-party warehouse facility located in Maryland that is a logistics company and stores the packaged product for us and then ships to the purchaser when requested by us. When we receive orders for Clotamin, the warehouse facility we utilize ships the product directly to the customer.

HDS’ Competitive Position in the Industry

Sourcing and Distribution Services

HDS has a range of competitors including specialized subsidiaries of the traditional distributors and other independent specialty distributors.  Most of its competition comes in the form of other independents such as Novis, Atlantic, and Jace.  These companies compete on the basis of the states in which they are licensed or certified to conduct business, their access to specialty products, their customer care and service, the product distribution agreements they have secured, and the cost of specialty products.  There are many barriers to enter the independent specialist segment, including obtaining federal and state licenses and various accreditations, establishing credibility with customers, building a network of manufacturers and vendors, having the high level of operational and logistic expertise, as well as the specialized information technology required. Many of our competitors are more established then we are and have greater financial resources than we do.

The primary sales process is outbound telemarketing, and is aimed at generating repeat business from customers while becoming their go-to resource for hard-to-find biopharmaceuticals.  The sales model is based on low costs and high productivity and has successfully driven new account acquisition and repeat business.  Since June 2011, HDS has distributed products to a rapidly growing customer base of more than 150 unique customers.

Sales reps typically make an average of 100 calls per day to assess the needs of current and prospective customers.  Each sales rep is accountable for building and maintaining individual relationships with customers.  Product knowledge and high-touch customer service is required to gain customer trust and maintain customer satisfaction.  Due to HDS’ systematic approach to order fulfillment, management estimates a 99% on-time delivery success rate.

Currently, HDS is several steps removed from the manufacturers in the value chain, resulting in higher costs and the inability to carry certain products.  To limit this effect, we have begun establishing direct sourcing relationships with manufacturers.  These relationships will enable the company to significantly reduce its sourcing costs and have access to a wider line of products. Further, we believe that developing direct sourcing will provide reduced sourcing costs and improved margins for the Company’s main product lines, and an increase in the size of the product portfolio. We may be able to direct source our products by partnering with specialty pharmacies and purchasing product directly from them. We believe that by adding specialty pharmacy capabilities to the business model, HDS will be able to move further up the value chain, providing it with a superior cost position and stronger access to new product lines.

Clotamin

Since 2008, Clotamin has acquired retail customers through its website, www.clotamin.com, and is offered for sale in pharmacies nationwide.  In terms of distribution, Clotamin is available from all the major regional wholesalers, including: Dik Drug Co., H.D. Smith, Miami-Luken, N.C. Mutual Wholesale Drug Co, Prescription Supply, Inc, Rochester Drug Cooperative, Smith Drug Company, Valley Wholesale Drug Company, and Value Drug Company.  HDS plans on leveraging its sales staff to grow the brand in hospitals and pharmacies.

While we are the only seller of Clotamin in the industry, there are other drug manufacturers and wholesalers with similar products (although to our knowledge, there is not another product specifically designed for people on blood thinners).  Many of these competitors are more established then we are and have greater financial resources then we do.

HDS engaged pharmaceutical distribution consultant, Rx Distribution, to help gain access to the large chain stores and major wholesalers. In addition, GNR previously signed a deal with The National Community Pharmacists Association (NCPA), which we purchased when we acquired Clotamin from GNR. NCPA endorsed Clotamin and actively promoted it to their members.  Founded in 1898 as the National Association of Retail Druggists (NARD), NCPA represents the pharmacist owners, managers, and employees of more than 23,000 independent community pharmacies across the United States.  The nation's independent pharmacies, independent pharmacy franchises, and independent chains dispense nearly half of the nation's retail prescription medicines.  Our agreement with NCPA expired on April 27, 2012 and we did not renew the arrangement as we did not feel it provided us the expected benefits.  Under our agreement with NCPA we paid NCPA $1.00 per bottle of Clotamin sold in exchange for NCPA providing access and advertising services to the small, regional pharmacies that are the members of NCPA.  During the last two fiscal years we paid NCPA a total of $1,287.   Under the agreement, we allowed NCPA member-pharmacies to purchase Clotamin for $15.00 a bottle and provided certain reporting to NCPA related to its members that purchased Clotamin.

A portion of all proceeds are given to The National Blood Clot Alliance (NBCA), formerly known as the National Alliance for Thrombosis and Thrombophilia (NATT).  NBCA is a patient-led, voluntary health advocacy organization, and its volunteers include many of the nation's foremost experts on blood clots and blood clotting disorders.  NBCA’s Medical and Scientific Advisory Board includes nationally recognized experts on thrombosis and thrombophilia.  The amounts we paid to NBCA has varied over the years.  In 2011 and 2010 we paid NBCA approximately $1,427.50 and $1,862.50, respectively.  Under a new arrangement with NBCA, going forward we will issue NBCA a check on a quarterly basis for $0.10 per bottle sold.

HDS plans on doing hyper-targeted Clotamin marketing to Warfarin patients to drive sales to chain stores.  This will be done via direct-to-consumer marketing using mail, radio, and television campaigns, and via marketing to major practitioners through trade shows and conferences.  HDS also plans to market and distribute the brand internationally.

Government Approvals and Regulations

Sourcing and Distribution Services

HDS is currently licensed to distribute pharmaceuticals in 27 states, with registrations pending in other states.  Currently licensed states are: Alabama, Alaska, Arkansas, Colorado, Delaware, Georgia, Illinois, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota, Missouri, New Jersey, New Mexico, North Carolina, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, and Washington D.C.  We have applications pending for licenses in South Carolina, Washington, New York and Wisconsin.  We currently do not have any federal licenses for our sourcing and distribution services, but at some point we may apply for a license from the Drug Enforcement Agency in order to source and distribute controlled substances.  Since we do not have current have this license we cannot source and distribute drugs that are defined an controlled substances.

Clotamin

FDA:

As Clotamin is an Over-the-Counter Dietary Supplement, the U.S. Food and Drug Administration (FDA) does not need to provide regulatory approval before it can be sold and marketed. Unlike drug products, there are no provisions in the law for the FDA to “approve” dietary supplements for safety or effectiveness before they reach the consumer. Once a dietary supplement is marketed, FDA has to prove that the product is not safe in order to restrict its use or remove it from the market.

The FDA is also responsible for safety and labeling of dietary supplements. According to FDA guidelines, ingredients that were sold in the US prior to October 15, 1994 are not required to be reviewed for safety by the FDA before being marketed.  All the ingredients in Clotamin were sold prior to this date, and therefore do not require FDA review.

According to FDA guidelines, any health claims or nutrient content claims for products require FDA approval.  Structure-function claims do not require FDA approval, but must be accompanied by the following disclaimer on the label: “This statement has not been evaluated by the FDA. This product is not intended to diagnose, treat, cure or prevent disease.”  All of the claims made for Clotamin are structure-function claims and therefore do not require FDA approval, and the Clotamin label has the following disclaimer:  “These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.”

FTC:

The Federal Trade Commission (FTC) requires Dietary Supplement claims of safety and efficacy to be supported by, “competent and reliable scientific evidence.”  Clotamin does not make any safety or efficacy claims.

DEA:

The Drug Enforcement Agency (DEA) regulates controlled substances like Oxycotin and morphine.  Currently we do not deal in drugs that are considered controlled substances, but we may at some in the future.

HHS:

The United States Department of Health and Human Services (HHS) is the United States government’s principal agency for protecting the health of all Americans and provides essential human services, especially for those who are least able to help themselves.  One of the purposes of HHS is to get involved in the pharmaceutical marketplace in the event of a drug shortage or to require drug stockpiling.  If the HHS were take action along these lines it could impact our business.

CMS:

The Centers for Medicare & Medicaid Services (CMS) provide health coverage for qualified individuals through Medicare, Medicaid and the Children’s Health Insurance Program.  As a result, CMS plays a role in companies getting reimbursed under the programs it monitors.   For any interactions by us that deal with these programs we would likely have interactions with CMS.  Currently, all drugs we sell are sold in cash transactions, but in the future we could deal with groups using insurance, at which time our ability to get reimbursed from such insurance carriers and/or Medicare, Medicaid, etc., could impact when and how much we get paid for the drugs.

Insurance

Due to the nature of the business conducted by the Company in the past, we do not currently maintain any insurance. However, we intend to acquire and maintain insurance appropriate to our new activities in the future on such terms that management shall deem to be commercially reasonable.

HDS, our wholly-owned subsidiary, currently maintains a package insurance policy with CNA which includes general liability insurance with a $2,000,000 aggregate and $1,000,000 occurrence limit; property insurance; and, a $1,000,000 hired and non-owned auto liability limit.  Additionally, HDS has a Workers Compensation policy; however, such policies may be insufficient to cover all claims and/or losses.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

Pursuant to the Share Exchange Agreement, we acquired the following Intellectual Property rights.

Trademark:

MARK	REG./APP. NO	REG./ APP. DATE	JURISDICTION
Clotamin	3467127	July 15, 2008	United States

Employees

Sunpeaks Ventures, Inc., currently has one full-time employee, which is our sole officer and director, Mr. Barch.  Our wholly-owned subsidiary, HDS, currently has 11 employees, including Mr. Barch. However, in the future, we intend to seek out and identify qualified persons to assist us in implementing its new business plan and operations.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

ITEM 1A.

RISK FACTORS

RISKS RELATED TO OUR COMPANY

We have a limited operating history and historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development.  We may not successfully address these risks and uncertainties or successfully implement our existing and new products and services.  If we fail to do so, it could materially harm our business and impair the value of our common stock.  Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future.  HDS was incorporated in the State of Delaware on September 19, 2008.  HDS’ business to date has focused on sourcing and distributing hard-to-find and specialty drugs, as well as marketing and attempting to the over-the-counter drug HDS owns, Clotamin.  HDS has a limited operating history and limited operations to date.  Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services.  These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing.  The failure by us to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations.  No assurance can be given that we can or will ever operate profitably.

We may not be able to meet our future capital needs.

To date, we have only generated limited revenue and we have little capital resources.  Our future capital requirements will depend on many factors, including our ability to develop our business and products, cash flow from operations, and competing market developments.  We will need additional capital in the near future.  Any equity financings will result in dilution to our then-existing stockholders.  Sources of debt financing may result in high interest expense.  Any financing, if available, may be on unfavorable terms.  If adequate funds are not obtained, we will be required to reduce or curtail operations.

If we cannot obtain additional funding, our product development and commercialization efforts may be reduced or discontinued and we may not be able to continue operations.

We have historically experienced negative cash flows from operations since our inception and we expect the negative cash flows from operations to continue for the foreseeable future.  Unless and until we are able to generate revenues, we expect such losses to continue for the foreseeable future. As discussed in our financial statements, there exists substantial doubt regarding our ability to continue as a going concern.

Development of our sourcing and distribution services, as well as product development efforts, are highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to support our future operations through one or more methods, including but not limited to, issuing additional equity or debt.

In addition, we may also raise additional capital through additional equity offerings, and licensing our future products in development.  While we will continue to explore these potential opportunities, there can be no assurances that we will be successful in raising sufficient capital on terms acceptable to us, or at all, or that we will be successful in licensing our future products.  Based on our current projections, we believe we have insufficient cash on hand to meet our obligations as they become due based on current assumptions.  The uncertainties surrounding our future cash inflows have raised substantial doubt regarding our ability to continue as a going concern.

If we are unable to meet our future capital needs, we may be required to reduce or curtail operations.

We have limited cash liquidity and capital resources.  Our future capital requirements will depend on many factors, including our ability to successfully develop our sourcing and distribution services, as well as successfully test, develop, and bring to market pharmaceutical products, manage our cash flow from operations, and competing market developments.  Our business plan requires additional funding.  Consequently, although we currently have no specific plans or arrangements for financing, we intend to raise additional funds through private placements or other financings.  Any equity financings would result in dilution to our then-existing stockholders.  Sources of debt financing may result in higher interest expense.  Any financing, if available, may be on unfavorable terms.  If adequate funds are not obtained, we may be required to reduce or curtail operations.  We anticipate that our existing capital resources are inadequate to satisfy our operating expenses and capital requirements for the next 12 months.  However, this estimate of expenses and capital requirements may prove to be inaccurate.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2011 and 2010 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our need to obtain additional financing and expressing substantial doubt in our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so.  However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

Current economic conditions and capital markets are in a period of disruption and instability which could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity.  The shortage of liquidity and credit combined with the substantial losses in worldwide equity markets could lead to an extended worldwide recession.  We may face significant challenges if conditions in the capital markets do not improve.  Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans.  Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

We hold a limited amount of insurance coverage, and if we were found liable for an uninsured claim, or claim in excess of our insurance limits, we may be forced to expend significant capital to resolve the uninsured claim.

We contract for a limited amount of insurance to cover potential risks and liabilities, including, but not limited to, General Liability insurance and product liability insurance. If we decide to obtain additional insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. This could leave us exposed to potential uninsured claims for which we could have to expend significant amounts of capital resources. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our operating capital to resolve the uninsured claim.

Because Mr. Mackie Barch currently owns 47.56% of our outstanding Common Stock, and 100% of our outstanding Preferred Stock, investors may find that corporate decisions influenced by Mr. Barch are inconsistent with the best interests of other stockholders.

Mr. Barch, our sole officer and director, currently owns 47.56% of our outstanding Common Stock, and 100% of our outstanding Preferred Stock. Accordingly, Mr. Barch will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Barch may still differ from the interests of the other stockholders.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of Mr. Barch, our CEO and President, because of the time and effort that he devotes to the Company. He is in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we engage to assist in developing our new business plan and the establishment of our future sales and marketing team. The loss of him, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Mr. Barch and our ability to attract and motivate other key personnel.

Presently, the Company’s president has other outside business activities and as such he is not devoting all of her time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Mr. Barch, has other outside business activities as he is currently the sole officer and director of Georgetown Corporation. However, he is committed to devote approximately 50 hours per week to our operations. Our operations may be sporadic and occur at times when Mr. Barch is unavailable, which may lead to the periodic interruption in the implementation of our new business plan. Such delays could have a significant negative effect on the success of the business.

We may suffer losses from product liability claims.

We may be susceptible to product liability lawsuits from events arising out of the use of Clotamin or the distribution of any other product or products. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product.  If we are unable to protect against potential product liability claims, we may be unable to market Clotamin. A successful product liability claim brought against us may cause us to incur substantial liabilities and, as a result, our business may fail.

Our commercial success relating to the sale of Clotamin will depend on our ability to develop and commercialize Clotamin, or any other products developed or acquired by us, without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on our not infringing the patents or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin clinical testing, distribution and marketing of the affected product or products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required, in addition to any potential liability for damages, to obtain a license to continue to distribute or market the affected product. However, any such license may not be available on acceptable terms or at all. Ultimately, we could be prevented from commercializing a product, or forced to cease some aspect of our business operations, as a result of patent infringement claims, which would harm our business. We may enter into licensing agreements with third party intellectual property owners for use of their property in connection with our potential products in order to ensure that such third party’s rights are not infringed.

Although we are not aware that any of our intended potential products would materially infringe the rights of others, a claim of infringement may be asserted against us and any such assertion may result in costly litigation or may require us to obtain a license in order to distribute, use, or sell our products. Third parties may assert infringement claims against us in the future with respect to current or future products. Any such claims or litigation, with or without merit, could be costly and a diversion of management’s attention, which could have a material adverse effect on our business, operating results and financial condition. Adverse determinations in such claims or litigation could harm our business, operating results and financial condition.

If competitors develop and market products that offer advantages as compared to our product, our commercial opportunities will be limited.

Other companies may have products in development that will compete directly with Clotamin. If these competitors are able to develop products that are more effective, have fewer side effects, are less expensive or offer other advantages as compared to our product, our commercial opportunities will be limited. Furthermore, if our competitors commercialize competing products before we do, then our ability to penetrate the market and sell our products may be impaired. Our competitors also include fully integrated pharmaceutical companies and biotechnology companies, universities and public and private research institutions. Many of the organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, greater experience in drug development and in obtaining regulatory approvals, and greater manufacturing and marketing capabilities than we do.

We may engage in new partnerships and other strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

From time to time we consider strategic transactions, such as out-licensing or in-licensing of compounds or technologies, acquisitions of companies and asset purchases. Additional potential transactions we may consider include a variety of different business arrangements, including strategic partnerships, joint ventures, spin-offs, restructurings, divestitures, business combinations and investments. Any such transaction may require us to incur non-recurring or other charges, may increase our near- and long-term expenditures and may pose significant integration challenges, require additional expertise or disrupt our management or business, which could harm our operations and financial results.

As part of an effort to enter into significant transactions, we conduct business, legal and financial due diligence with the goal of identifying and evaluating material risks involved in the transaction. Despite our efforts, we ultimately may be unsuccessful in ascertaining or evaluating all such risks and, as a result, might not realize the intended advantages of the transaction. If we fail to realize the expected benefits from any transaction we may consummate, whether as a result of unidentified risks, integration difficulties, regulatory setbacks or other events, our business, results of operations and financial condition could be adversely affected.

Collaborative relationships may lead to disputes and delays in drug development and commercialization.

We may in the future have conflicts with our prospective collaborators, such as conflicts concerning the interpretation of preclinical or clinical data, the achievement of milestones, or the ownership of intellectual property. If any conflicts arise with prospective collaborators, such collaborators may act in a manner that is adverse to our interests.  Any such disagreement could result in one or more of the following, each of which could delay, or lead to termination of, development or commercialization of our partnered drug candidates, and in turn prevent us from generating revenues:

•

unwillingness on the part of a collaborator to pay us research funding, milestone payments or royalties that we believe are due to us under a collaboration;

•

uncertainty regarding ownership of intellectual property rights arising from our collaborative activities, which could prevent us from entering into additional collaborations;

•

unwillingness on the part of a collaborator to keep us informed regarding the progress of its development and commercialization activities or to permit public disclosure of the results of those activities;

•

slowing or cessation of a collaborator’s development or commercialization efforts with respect to our drug candidates; or

•

litigation or arbitration.

Disruptions in our supply chain or among other companies providing services to us could adversely affect our ability to fill purchase orders, which would have a negative impact on our financial performance.

The failure of a single source in the supply chain would cause only minor delays in our ability to fill purchase orders.  In the event of a supply gap, we would either procure product in the market, if available at a reasonable cost, or work with other sources to formulate the drug in question.  Such fixes to the supply gap would cause delay of shipment and increase costs, both of which would have negative impact on our profitability and our results of operations.

Competition from horizontal and vertical markets involved in pharmaceutical distribution business may erode our profit.

 Our distribution arm faces competition, both in price and service, from national, regional, and local full-line, short-line, and specialty wholesalers, service merchandisers, self-warehousing chains, manufacturers engaged in direct distribution, and large payor organizations. In addition, competition exists from various other service providers and from pharmaceutical and other healthcare manufacturers (as well as other potential customers) which may from time to time decide to develop, for their own internal needs, supply management capabilities that would otherwise be provided by us. Price, quality of service and in some cases, convenience to the customer, are generally the principal competitive elements in this segment.

We could suffer reputational and financial damage in the event of product recalls.

Changes in the U.S. healthcare environment could have a material adverse impact on our results of operations.  In recent years, the U.S. healthcare industry has changed significantly in an effort to reduce costs. These changes include increased use of managed care, cuts in Medicare and Medicaid reimbursement levels, consolidation of pharmaceutical and medical-surgical supply distributors, and the development of large, sophisticated purchasing groups. Some of these changes, such as adverse changes in government funding of healthcare services, legislation or regulations governing the delivery or pricing of pharmaceuticals and healthcare services or mandated benefits, may cause healthcare industry participants to reduce the amount of our products and services they purchase or the price they are willing to pay for our products and services. Changes in the healthcare industry’s or our pharmaceutical suppliers’ pricing, selling, inventory, distribution or supply policies or practices could also significantly reduce our revenues and net income.  Healthcare and public policy trends indicate that the number of generic drugs will increase over the next few years as a result of the expiration of certain drug patents. While this is expected to be a positive development for us, changes in pricing of certain generic drugs could have a material adverse impact on our revenues and our results of operations.

Regulation of our distribution business could impose increased costs, delay the introduction of new products, which could negatively impact our business.

 The healthcare industry is highly regulated. As a result, we and our suppliers and distributor are subject to various local, state and federal laws and regulations, which include the operating and security standards of the Drug Enforcement Administration (DEA), the FDA, various state boards of pharmacy, state health departments, the United States Department of Health and Human Services (HHS), Centers for Medicare & Medicaid Services (CMS), and other comparable agencies. The process and costs of maintaining compliance with such operating and security standards could impose increased costs, delay the introduction of new products and negatively impact our business.  For example, there have been increasing efforts by various levels of government agencies, including state boards of pharmacy and comparable government agencies, to regulate the pharmaceutical distribution system in order to prevent the introduction of counterfeit, adulterated and/or mislabeled drugs into the pharmaceutical distribution system. Certain states have adopted or are considering laws and regulations that are intended to protect the integrity of the pharmaceutical distribution system, while other government agencies are currently evaluating their recommendations.  In addition, the U.S. Food and Drug Administration (“FDA”) Amendments Act of 2007, which went into effect on October 1, 2007, requires the FDA to establish standards and identify and validate effective technologies for the purpose of securing the pharmaceutical supply chain against counterfeit drugs. These standards may include any track-and-trace or authentication technologies, such as radio frequency identification devices and other similar technologies. These pedigree tracking laws and regulations could increase the overall regulatory burden and costs associated with our pharmaceutical distribution business, and would have a material adverse impact on our operating expenses and our results of operations.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending June 30, 2011, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2011. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

ITEM 2.

FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The financial data for fiscal 2011 and 2010 discussed below is derived from the audited financial statements of HDS.  The audited financial statements of HDS for fiscal 2011 and 2010 are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of HDS contained elsewhere herein. The financial statements contained elsewhere fully represent HDS’s financial condition and operations; however, they are not indicative of our future performance.   In addition to historical financial information of HDS, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this report. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements and Industry Data” at the front of this current report, and our “Risk Factors” set forth above.

Results of Operations for the Years Ended December 31, 2011 and 2010

Introduction

As indicated elsewhere in this document, HDS was incorporated in the State of Delaware on September 19, 2008 as AmeriSure Pharmaceuticals, LLC.  As a result of a Share Exchange Agreement between HDS and Sunpeaks Ventures, Inc., HDS became the wholly-owned subsidiary of Sunpeaks, but the transaction was accounted for as a reverse merger with HDS being the accounting acquirer.  In connection with this transaction we appointed new management and directors, and changed the business focus of Sunpeaks to HDS’s business focus, which is a value-added distributor of hard-to-find and specialty drugs to the healthcare provider market, while functioning as an aggregator of real-time market demand for these products.  In addition to our distribution business, we also own and sell a specialized over-the-counter multivitamin product called Clotamin.

During our most recent fiscal year ended December 31, 2011, we generated net revenues of $862,750 from the sales of hard-to-find and specialty drugs, as well as from sales of our over-the-counter multivitamin product called Clotamin, compared to $75,305 for the year ended December 31, 2010. Notably, we had gross sales of $1.4 million and $425,000 for the years ended December 31, 2011 and 2011, respectively, but we did not recognize the portion of these gross sales we received from Healthrite Pharmaceuticals in the calculation of our net revenue since Healthrite was owned and controlled by Mackie Barch, our sole officer and director, and Healthrite bore most of the risk for the purchasing and selling of the drugs, with us acting more as a sales agent for Healthrite due to licensing restrictions.  During the year ended December 31, 2011, our revenues were primarily from the sale of hard-to-find and specialty drugs, similar to the year ended December 31, 2010, when our limited revenue was also derived from sales of hard-to-find and specialty drugs.  During 2012, we anticipate we will derive most of our revenue from sales of our hard-to-find and specialty drugs, with the possibility of some revenue from the sales of Clotamin.

Critical Accounting Policies and Significant Judgments and Estimates

General

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout “Management’s Discussion and Analysis of Financial Condition and Results of Operations” where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the “Notes to our Combined Financial Statements” of this Form 8-K/A. Our combined financial statements have been prepared in accordance with accounting principles generally accepted in the United Sates, which require us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. On an on-going basis, we evaluate the relevance of our estimates and judgments. We base our estimates on historical experience and on various other market specific assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

Our revenue consists of revenue from sales of pharmaceutical products. Revenue is recognized at the time when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is reasonably assured.

Sales of Product: We earn product revenue from selling pharmaceutical products at the time of delivery, which is the time at which title to the product is transferred.

Sourcing and Distribution of Products, as an agent: In accordance with ASC Section 605-45-45, revenue is recognized from agent distribution sales for the net amount retained when all criteria for revenue recognition have been met. Determining whether an entity functions as an agent or a principal is a matter of judgment. We consider multiple indicators in the determination of whether it acts as an agent in sales transactions.

We act as an agent for sales of products on behalf of Healthrite Pharmaceuticals (“Healthrite”), a company wholly owned and controlled by the President, and sole owner of the Company. Healthrite is a pharmacy and is therefore prohibited from distributing pharmaceuticals across state lines. During the years ended December 31, 2011 and 2010, we recognized net revenue from sales to Healthrite of $244,897 and $0, respectively, based on gross sales of $1.4 million and $425,000, respectively.

Accounts Receivable

Our accounts receivable are composed of trade receivables from customers for sales of products. Trade receivables include accounts receivable for sales of product and sourcing and distribution of product for which we act as an agent, which are based on gross sales to customers.

Accounts receivable are stated at their principal balances and are non-interest bearing and unsecured. We maintain an allowance for doubtful accounts for the estimated probable losses on uncollectible accounts receivable.

Uncollectible accounts receivable are written off when a settlement is reached for an amount less than the outstanding historical balance or when we determine that it is highly unlikely the balance will be collected.

Inventory

Inventory is comprised of finished product and is recorded at lower of cost or market on a first-in, first-out (“FIFO”) method. We establish inventory reserves for estimated obsolete or unmarketable inventory equal to the differences between the cost of inventory and the estimated realizable value based upon assumptions about future and market conditions. If obsolete or unmarketable inventory are identified and there are no alternate uses for the inventory, we will record a write-down to net realizable value in the period that the impairment is first recognized.

Income Taxes

Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates that will be in effect when these differences reverse. We provide a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more-likely-than-not that the deferred tax assets will not be realized. When we establish or reduce the valuation allowance against its deferred tax assets, our provision for income taxes will increase or decrease, respectively, in the period such determination is made. Our policy is to recognize interest and penalties related to the estimated obligations for tax positions as a component of income tax expense.

We record liabilities related to uncertain tax positions in accordance with the guidance that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements by prescribing a minimum recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. We do not believe any such uncertain tax positions currently pending will have a material adverse effect on our Combined Financial Statements, although an adverse resolution of one or more of these uncertain tax positions in any period could have a material impact on the results of operations for that period.

Recent Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board, or FASB, issued ASU No. 2011-05, which is an update to Topic 220, Presentation of Comprehensive Income .. This update amends current comprehensive income guidance and eliminates the option of presenting the components of other comprehensive income as part of the statement of stockholders' equity. This update presents an entity with the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in this update do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The new guidance was originally proposed to be effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 and applied retrospectively. In October 2011, the FASB proposed to defer the effective date of certain provisions in the guidance related to the presentation of reclassification adjustments. No effective date has been announced. As ASU No. 2011-05 relates only to the presentation of comprehensive income, we do not expect that the adoption of this update will have a material effect on our financial statements.

In May 2011, the FASB issued ASU No. 2011-04, which is an update to Topic 820, Fair Value Measurement .. This update establishes common requirements for measuring fair value and related disclosures in accordance with GAAP and international financial reporting standards. This amendment did not require additional fair value measurements. ASU No. 2011-04 is effective for all interim and annual reporting periods beginning after December 15, 2011. We do not believe there will be a significant impact on our financial statements from the adoption of ASU No. 2011-04.

Year Ended December 31, 2011 compared to Year Ended December 31, 2010

Results of Operations

Summary of Results of Operations

	Year Ended December 31,
	2011	2010
Revenue	$862,750	$75,305

Costs and Expenses:

Cost of goods sold	453,553	9,255
General and administrative	313,826	59,576
Salaries and commissions	233,838	8,133
Professional fees	144,080	452
Total Operating Expenses	1,145,297	77,416

Operating Loss	(282,547)	(2,111)

Other Expense	18,551	10,428
Interest expense	(14,266)	(7,217)

Net loss	$(296,813)	$(9,328)

Operating Loss; Net Loss

Our net loss increased by $287,485, from ($9,328) to ($296,813), from the year ended 2010 compared to 2011.  Our operating loss increased by $280,436, from ($2,111) to ($282,547) for the same period.  Our losses increased even though our revenues increased by $787,445 from 2010 to 2011.  The increase in operating loss and net loss compared to the prior year is primarily a result of our increase in expenses, especially our cost of goods sold (increased by $444,298), our general and administrative expenses (increased by $254,250), our salaries and commissions (increased by $225,705) and our professional fees (increased by $143,628).  These changes in our revenues and expenses are detailed below.

Revenue

Our 2011 net revenue increased by $787,445, to $862,750 compared to $75,305 for the year ended December 31, 2010, primarily due to an increase in our sales of hard-to-find drugs, which was largely a result of additional licenses we received in 2011.  On January 1, 2011, we had licenses to sell drugs in 10 states.  As of December 31, 2011 we had licenses to sell drugs in 24 states.  The more states we can sell into the greater number of purchasers, such as clinics, hospitals, etc. that we can access.  For example, as of December 31, 2010, we had approximately six different entities to which we sold drugs, compared to 129 different entities as of December 31, 2011.  These additional purchasers were the primary for our increase in sales.  Currently, we expect to have licenses in approximately 40-45 states by December 31, 2012, which should lead to increased sales in 2012 compared to 2011. Notably, we had gross sales of $1.4 million and $425,000 for the years ended December 31, 2011 and 2011, respectively, but we did not recognize the portion of these gross sales we received from Healthrite Pharmaceuticals in the calculation of our net revenue since Healthrite was owned and controlled by Mackie Barch, our sole officer and director, and Healthrite bore most of the risk for the purchasing and selling of the drugs, with us acting more as a sales agent for Healthrite due to licensing restrictions.

Cost of Goods Sold

Our cost of goods sold is the direct costs attributable to the production of the operations that produce our revenues.  In 2011 our cost of goods sold was $453,553, and was primarily related to product costs.   In 2010 our cost of goods sold was $9,255, and was also primarily related to product costs.  We believe our costs of goods sold will continue to increase as we increase our overall business and recognize increased product sales.  As noted above, as we receive additional licenses, gain additional access to purchasing entities and increase our sales, our cost of sales will also increase.

General and Administrative Expenses

General and administrative expenses increased by $254,250, to $313,826 for the year ended December 31, 2011, compared to $59,576 for the year ended December 31, 2010.  In 2011, our general and administrative expenses consisted primarily of shipping costs, costs for human resources, depreciation expense, costs of business licenses and permits, merchant services and bank fees, rent expense, and other general expenses, compared to 2010 when our general and administrative expenses consisted primarily of merchant services and bank fees, and other general expenses.   The increase in our general and administrative expenses primarily resulted from the increase in shipping costs, costs for human resources, depreciation expense, costs of business licenses and permits and rent expense.

Salaries and Commissions

Our salaries and commissions for the year ended December 31, 2011 were $233,838, compared to $8,133 for the year ended December 31, 2010.  For 2011, the majority of our salaries and commissions were paid as commissions to our sales force and $49,000 was paid to Mackie Barch, our sole officer and director.

Professional Fees

Our professional fees for the year ended December 31, 2011 were $144,080, compared to $452 for the year ended December 31, 2010.  The significant increase in our professional fees was primarily due to increased professional fees we incurred for legal, accounting, and other consulting services due to our overall increase in business operations.

Interest Expense

Interest expense increased by $7,049, to ($14,266), and is primarily attributable to the interest expense on our line of credit and advances from related parties.

Liquidity and Capital Resources

Introduction

During the years ended December 31, 2011 and 2010, because of our operating losses, we did not generate positive operating cash flows.  Our cash on hand as of December 31, 2011 was approximately $38,658 and our monthly cash flow burn rate is approximately $150,000.  As a result, we have short term cash needs.  We plan on satisfying these needs through cash flows from our operations, as well as proceeds from the sales of our securities and debt instruments.

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2011 and 2010, respectively, are as follows:

	December 31, 2011	December 31, 2010	Change

Cash	$38,658	$6,812	$31,846
Total Current Assets	274,919	107,786	167,133
Total Assets	304,602	107,786	196,816
Total Current Liabilities	674,351	186,588	487,763
Total Liabilities	$674,351	$186,588	$487,763

Our current assets increased by $167,133 as of December 31, 2011 as compared to December 31, 2010.  The increase in our total assets between the two periods was primarily attributed to an increase in our cash on hand of $31,846 and an increase in our accounts receivable of $166,339, offset by a decrease of $43,620 in our inventory at December 31, 2011.

Our current liabilities increased by $487,763, as of December 31, 2011 as compared to December 31, 2010.  A large portion of this was an increase in our amount due to related parties from $50,621 in 2010 to $376,745 in 2011, an increase in accounts payable and accrued liabilities from $3,174 in 2010 to $97,606 in 2011, and an increase in our lines of credit from $132,793 in 2010 to $200,000 in 2011. The increase in our amount due to related parties primarily relates to the loans we have received from Mackie Barch, our officer and director.  The increase in our accounts payable and accrued liabilities relates to an increase in accrued commissions of approximately $56,000, an increase in accrued legal costs of approximately $13,000, in addition to increases in other accounts payable and accrued liabilities due to the overall increase in our business operations.

In order to repay our obligations in full or in part when due, we may be required to raise capital from other sources.  There is no assurance, however, that if necessary we will be successful in these efforts.

Cash Requirements

We had cash available as of December 31, 2011 of $38,658 and $6,812 on December 31, 2010.  Based on our revenues, cash on hand and current monthly burn rate, around $150,000.  As a result, we have short term cash needs.  We plan on satisfying these needs through cash flows from our operations, as well as proceeds from the sales of our securities and debt instruments.

Sources and Uses of Cash

Operations

We had net cash provided (used) by operating activities of ($254,539) for the year ended December 31, 2011, as compared to $7,049 for the year ended December 31, 2010.  In 2011, the net cash used in operating activities consisted primarily of our net income (loss) of ($296,813), accounts receivable of ($166,339), and prepaid expenses and other current assets of ($12,568), offset by accounts payable and accrued liabilities of $94,432, amounts due to related parties of $50,026, impairment of inventory of $43,376, and depreciation of $27,237.  In 2010, the net cash provided by operating activities consisted primarily of our net income (loss) of ($9,328) and accounts receivable of ($45,210), offset by amounts to due related parties of $50,622, inventory of $9,255, and accounts payable and accrued liabilities of $1,710.

Investments

We had net cash provided (used) by investing activities of ($56,920) in 2011, compared to $0 in 2010.  The amounts in 2011 all related to cash used for purchasing property and equipment.

Financing

Our net cash provided (used) by financing activities for the year ended December 31, 2011 was $343,305, compared to ($4,301) for the year ended December 31, 2010.  For 2011, our financing activities related to proceeds from advances from related parties of $276,098 and net proceeds from lines of credit of $67,207.  For 2010, our financing activities consisted of ($5,301) in payments made on lines of credit offset by $1,000 from proceeds from issuance of member’s shares.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2011:

	2012	2013	2014	2015	2016	Total

Debt obligations	$200,000	$-	$-	$-	$-	$200,000
Capital leases	-	-	-	-	-	-
Operating leases	16,452	5,484	-	-	-	21,936
	$216,452	$5,484	$-	$-	$-	$221,936

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.  We currently do not have any arrangements in place for sale of common stock.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

ITEM 3.

PROPERTIES

Our offices are currently located at 9337 Fraser Ave, Silver Spring, MD 20910 and the telephone number is (204) 898-8160. We currently share office space with our wholly-owned subsidiary, HDS. On March 9, 2011, HDS entered into a lease agreement whereby HDS agreed to pay $1,775 per month for a one-year term. The office space is approximately 2000 square feet of industrial/office space. The space is utilized for general office purposes and it is our belief that the space we currently occupy is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

Our Clotamin product inventory is housed at a third-party warehouse facility located in Maryland that is a logistics company and stores the packaged product for us and then ships to the purchaser when requested by us.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our stock owned beneficially as of February 16, 2012, by: (i) our directors; (ii) our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)	Percent of Total Voting Rights (6)
Mackie Barch (3) 9337 Fraser Ave Silver Spring, MD 20910	Common	200,000,000	47.56%	27.76%
	Class A Preferred (4)	3,000,000	100%	41.64%
All Officers and Directors as a Group (1 Person)	Common	200,000,000	47.56%	27.76%
	Class A Preferred (4)	3,000,000	100%	41.64%

Whetu Inc. (5) PO Box 832-0816 World Trade Centre Panama City, Republic of Panama	Common	50,000,000	11.09%	6.94%
Total of All Beneficial Owners	Common	250,000,000	58.65%	34.70%

	Class A Preferred (4)	3,000,000	100%	41.64%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 420,500,750 issued and outstanding shares of common stock; and 3,000,000 issued and outstanding Class A Preferred Shares as of February 16, 2012.

(3)

Mackie Barch is the Company’s sole officer and director.  His beneficial ownership includes 200,000,000 common shares, and 3,000,000 Class A Preferred Shares and he acquired these shares pursuant to the Share Exchange Agreement entered into on February 13, 2012.

(4)

Class A Preferred Shares have 100:1 voting rights and 5:1 conversion rights to common stock.

(5)

Evelyn Quintero has voting power over the shares held by Whetu, Inc.

(6)

Calculated based on total outstanding votes of the Company, including 420,500,750 votes held by the holders of our common stock and 300,000,000 votes held by the holders of our Class A Preferred Shares, for a total of 720,500,750 votes.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Position with the Company	Director Since
Mackie Barch	37	CEO, CFO, President, Treasurer, Secretary, & Director	February 13, 2012

The board of directors has no nominating, audit or compensation committee at this time.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our shareholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Background and Business Experience

The business experience during the past five years of the person presently listed above as an Officer or Director of the Company is as follows:

Mackie A. Barch - Sole Officer and Director

Mackie Barch (“Mr. Barch”) is our sole officer and director, and co-founder of Healthcare Distribution Specialist, which is our wholly-owned subsidiary.  Before launching HDS, Mr. Barch co-founded Global Nutritional Research LLC (GNR) in July 2007, which manufactures over-the-counter products for a specific disease based on Rx/OTC interaction, and continues to work with GNR but GNR currently has de minis assets and operations. We purchase products from GNR, and may continue to do so in the future.  Prior to founding HDS and GNR, from late 2006 to 2007, Mr. Barch was involved in numerous financial and operational aspects of the Global Pharmaceutical Sourcing (GPS). Prior to working for GPS, Mr. Barch was employed as Assistant Vice President in institutional equities at Friedman, Billings, & Ramsey (FBR), an investment bank and broker dealer, from 2001 to 2006.  During his career, Mr. Barch has participated in numerous equity offerings including 144a, IPO and Secondary Offerings. Mr. Barch graduated the University of Colorado-Boulder with a BA in Economics. Mr. Barch is currently an elected official in the State of Maryland, serving as a City Council Member in Kensington, MD, and has been since his election in 2009. The Company determined that Mr. Barch’s background with HDS and in the pharmaceutical and finance industries made him the ideal candidate for appointment to the board of directors and as an officer of the Company.   Mr. Barch was also President of the National Blood Clot Alliance Chapter in Washington, D.C., hosting charity events to raise awareness about the prevalence of Thrombophilia and clot prevention.

Mr. Barch is also the sole officer and director of Georgetown Corporation (fka Yukonic Minerals Corp.), a public company currently quoted on the OTC Market under the symbol YKMN.OB. Mr. Barch took over control of Georgetown Corporation on November 30, 2011.

Identification of Significant Employees

The Company currently has no employees, other than our sole officer and director, Mr. Barch.  Our wholly-owned subsidiary, HDS, currently has 11 employees, including Mr. Barch. However, we intend to seek out and identify qualified persons to assist the Company in implementing its new business plan and operations.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Directors

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors. Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Audit Committee

The Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Mr. Barch, at our executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Barch collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Barch will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Barch will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

ITEM 6.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

At the present time, members of the board of directors are not compensated for their services to the board.

Summary Compensation Table

The following table sets forth the compensation paid to our executive officers during the years ended December 31, 2011 and 2010:

Summary Compensation Table

Name and Principal Position		Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)	Title	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Scott Beaudette(1)	Former Chairman, CEO and President
		2010	20,000	-0-	-0-	-0-	-0-	-0-	-0-	20,000

		2011	20,000	-0-	-0-	-0-	-0-	-0-	-0-	20,000
Mackie Barch(2)	Current Chairman, CEO and President
		2011	49,000	-0-	-0-	-0-	-0-	-0-	-0-	49,000
		2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Notes to Summary Compensation Table:	(1)	Pursuant to Mr. Beaudette’s Management Agreement, he was to receive compensation of $5,000 per financial quarter. On February 13, 2012 Mr. Beaudette resigned as officer and director of the Company.
(2)

 On February 13, 2012, Mr. Mackie Barch was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. As compensation for such services, Mr. Barch shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar month.  The compensation for Mr. Barch includes amounts paid to Mr. Barch by HDS, our wholly-owned subsidiary.  All compensation listed for the stated periods was paid by HDS.  Pursuant to Mr. Barch’s agreement with HDS he receives $7,000 from HDS every two weeks.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Our wholly-owned subsidiary, HDS, had an arrangement with Healthrite Pharmaceuticals, a specialty pharmacy owned by our sole officer and director, Mr. Barch. Pursuant to the arrangement the Healthrite would purchase directly from manufacturers and then resell the pharmaceutical products to HDS. Recently, Healthrite notified us that due to the cost and effort to maintain a pharmaceutical license it has surrendered its pharmaceutical license and will no longer be buying and selling pharmaceuticals.  During the years ended December 31, 2011 and 2010, HDS purchased $1.1 million and $425,000, respectively, of inventory from HealthRite, which was then resold to customers. During 2010 and the first half of 2011, we resold the drugs we purchased from Healthrite at the same price we purchased them, basically acting as the selling arm of Healthrite. This was done since we had certain licenses to sell products in states where Healthrite did not have licenses and it enabled us to get additional name recognition. Starting in mid 2011 we began marking up the product we purchased from Healthrite by 25% when we sold it to third-party purchasers.  We do not expect Healthrite’s decision to surrender its pharmaceutical license to have a material impact on our business.

On June 14, 2011, HDS entered into an asset acquisition agreement with Global Nutritional Research LLC (“GNR”), a limited liability company in Maryland controlled by Mr. Justin Barch, the brother of Mackie Barch, our sole officer and director.  Under the terms of the Agreement, HDS acquired all assets, properties, goodwill, and other rights related to GNR in exchange for assuming all debts currently held by GNR.     The Agreement was formally ratified and signed by us and GNR on August 12, 2011.   No additional consideration has been paid to Mr. Justin Barch in connection with this transaction, but Mr. Mackie Barch has promised Mr. Justin Barch 60,000,000 shares of Sunpeaks Ventures common stock of the 200,000,000 shares he acquired in the transaction with Sunpeaks Ventures, Inc. but there is no date by which the shares must be transferred and until the shares are actually transferred Mr. Mackie Barch has voting control over the shares.

During the years ended December 31, 2011 and 2010, our President made advances to the Company of $200,100 and $0, respectively, which were used to fund the operations of the Company. The advances are unsecured, non-interest bearing, and due on demand.  The Company imputed interest expense of $5,866 and $0 on these advances during the years ended December 31, 2011 and 2010, respectively.

During December, 2011, we received an advance from Justin Barch, the brother of Mackie Barch, of $75,000.  The advance is unsecured, bears interest at 6.5% and is due on June 13, 2012.  During 2011, we paid $420 of interest on this advance.

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above

We anticipate reviewing all related party transactions as they are presented to us, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCBB on which shares of common stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we do not have any independent directors because Mackie Barch is our only director and he is also an executive officer of the Company.

ITEM   8.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM   9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since October 26, 2011 under the symbol “SNPK.OB.”  Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid information (adjusted to reflect 1-for-45 forward stock split) for each quarter within the fiscal years ended December 31, 2011 and 2010, as provided by the Nasdaq Stock Markets, Inc.  The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

Fiscal Year Ended December 31,		Bid Prices
	Period	High	Low

2010	First Quarter	N/A	N/A
	Second Quarter	N/A	N/A
	Third Quarter	N/A	N/A
	Fourth Quarter	N/A	N/A

2011	First Quarter	N/A	N/A
	Second Quarter	N/A	N/A
	Third Quarter	N/A	N/A
	Fourth Quarter	$2.23	$0.23

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Reports to Security Holders

We are a reporting company pursuant to the Securities and Exchange Act of 1934. As such, we provide an annual report to our security holders, which will include audited financial statements, and quarterly reports, which will contain unaudited financial statements.

Record Holders

As of February 16, 2012, an aggregate of 420,500,750 shares of our common stock were issued and outstanding and were owned by approximately 8 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

On December 7, 2011, the Company effectuated a forward split (the “Forward Split”) of its issued and outstanding common shares whereby every one (1) old share of common stock was exchanged for forty-five (45) new shares of the Company's common stock.  As a result, the issued and outstanding shares of common stock of the Company increased from eight million two hundred thirty three thousand three hundred and fifty (8,233,350) shares prior to the Forward Split to three hundred seventy million five hundred thousand seven hundred and fifty (370,500,750) shares following the Forward Split.  The Forward Split was payable as a dividend to shareholders of record upon surrender.

We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not authorized any securities for issuance under an Equity Compensation Plan.

Trading Information

The Company’s common stock is currently approved for quotation under the symbol “SNPK.OB” but there is currently no liquid trading market for the Company’s common stock.  The information for our transfer agent is as follows:

Action Stock Transfer Company

2469 E. Fort Union Blvd, Ste 214

Salt Lake City, UT 84121

Tel: (801) 274-1088

Section 15(g) of the Securities Exchange Act of 1934

Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Securities authorized for issuance under equity compensation plans

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

During the last two fiscal years we issued the following unregistered securities:

On March 1, 2012, we issued a 10% convertible note in with an original principal amount of $200,000 (the “Note”) to an investor. The Note provides for an interest rate of ten percent (10%) and matures on March 1, 2014. The Note is convertible into shares of our common stock, par value $0.001, based on a conversion price that is equal to a twenty percent (20%) discount to the average market price over a ten (10) day period immediately prior to the conversion date.

On February 16, 2012, pursuant to the Share Exchange Agreement, we issued 200,000,000 shares of common stock to Mackie Barch, our current officer and director, in exchange for his interest in HDS.   The issuance of the shares was offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Mr. Barch is a sophisticated investor familiar with our operations.

On February 16, 2012, pursuant to our settlement agreement with Whetu, we issued Whetu 50,000,000 shares of our common stock, restricted in accordance with Rule 144.  These shares were issued in exchange for the cancellation of $117,986 we owed to Whetu.  The issuance of the shares was offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During 2009, we issued a total of 7,700,000 shares of our common stock to eight corporations in exchange for gross proceeds of $14,000. According to our prior management, these issuances were made pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended. In each case, we believe the recipients were all “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933.

We sold 100,000 thousand shares to the Mr. Kenan Williams in exchange for initial start-up capital, the shares sold were sold at par value for gross proceeds of $1,000.  According to our prior management, this issuance was made pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.  We believe the recipient was an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933.

We entered into a Convertible Promissory Note, with Blue Lagoon Capital on June 25, 2009, in the amount of $40,000. We have the right to convert the Principal amount due under the Note into shares of our ccommon stock at a conversion rate of $0.06 per share. The Note is convertible by us in full upon the filing of any Registration Statement on Form S-1.  According to our prior management, this issuance was made pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.  We believe the recipient was an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our authorized capital stock consists of 550,000,000 Shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 50,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. The following is a summary of the material rights and restrictions associated with our Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Class A Preferred Stock

On November 3, 2011 we designated twenty five million (25,000,000) shares of its Preferred Stock as Class A Preferred Stock. Our Class A Preferred Stock has liquidation preference over our common stock, voting rights of 100 votes per share, with each share convertible into five (5) shares of our common stock.  For a further description of the rights, preferences, privileges and restrictions imposed on the Class A Preferred Stock please refer to the Company’s Amended and Restated Articles of Incorporation, which are incorporated into this Report by this reference.

Warrants & Options

There are no outstanding warrants or options to purchase our securities.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him or her against the expenses which such offer or director actually or reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Directors' and Officers' Liability Insurance

We currently do not have directors' and officers' liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Report.

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

The information provided below in Item 9.01 of this Report on Form 8-K is incorporated by reference into this Item 15.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. The foregoing Items enumerated 1 through 14 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K. The following enumerated Items relate to this current report on Form 8-K.

END OF FORM 10 DISCLOSURE

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Management Agreement is incorporated by reference into this Item 2.03.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement and the Whetu Settlement Agreement is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

The information provided in Items 1.01, related to the aforementioned Share Exchange Agreement, and 3.02 of this Report are incorporated by reference into this Item 5.01. Pursuant to the Share Exchange Agreement, we issued: (i) two hundred million (200,000,000) newly-issued restricted shares of the Company’s common stock and (ii) three million (3,000,000) newly-issued restricted shares of the Company’s Class A Preferred Stock, resulting in Mr. Barch holding 47.56% of the Company’s common stock, and 100% of the Company’s Preferred Stock.

The Share Exchange Agreement is being accounted for as a "reverse acquisition," as the HDS Managing Member owns a majority of the outstanding shares of the Company's capital stock immediately following the closing of the Share Exchange Agreement. The Board of Directors and management, after the Share Exchange Agreement, are comprised of HDS’s management team. Furthermore, the operations of HDS are the continuing operations of the Company, therefore, HDS is deemed to be the acquirer in the reverse acquisition.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the closing of the Share Exchange Agreement, Mr. Beaudette has resigned from all positions with Company, including but not limited to President, CEO, CFO, Treasurer, Secretary and Director and concurrently therewith Mr. Barch has been appointed the President, CEO, CFO, Secretary, Treasurer and a Director of the Company. The biography for Mr. Barch is set forth herein.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective February 13, 2012, we changed our fiscal year from June 30 to December 31, the same fiscal year end as HDS.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of closing the Share Exchange Agreement, management has determined that the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Therefore, the Company is filing this report to disclose such information as would be required if the Company were filing a general form for registration of securities on Form 10.

ITEM 8.01

OTHER ITEMS

The new address for the Company is 9337 Fraser Ave, Silver Spring, MD 20910 and the new phone number is (204) 898-8160.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of HDS as of  December 31, 2011 and 2010, are filed hereto as Exhibit  99.01 and are incorporated herein by this reference.

(b) Pro forma Financial Information.

The unaudited pro forma consolidated financial information with respect to the transaction described in Item 2.01 of the this Report are filed hereto as Exhibit 99.02 to this Report and are incorporated herein by this reference.

(c) Shell Company Transactions.

The audited consolidated/combined financial statements of HDS as of  December 31, 2011 and 2010, are filed hereto as Exhibit  99.01 and are incorporated herein by this reference.

(d) Exhibits.

Exhibit
Number	Description of Exhibit	Filing
3.01	Articles of Incorporation	Filed with the SEC on September 18, 2009 as part of our Registration Statement on Form S-1.
3.01(a)	Amended and Restated Articles of Incorporation	Filed with the SEC on November 4, 2011 as part of our Current Report on form 8-K.
3.02	Bylaws	Filed with the SEC on September 18, 2009 as part of our Registration Statement on Form S-1.
10.01	Form of Subscription Agreement	Filed with the SEC on September 18, 2009 as part of our Registration Statement on Form S-1.
10.02	Form of Convertible Promissory Note between the Company and Blue Lagoon Capital dated June 25, 2009	Filed with the SEC on September 18, 2009 as part of our Registration Statement on Form S-1.
10.03	Management Agreement between the Company and Scott Beaudette dated June 25, 2009	Filed with the SEC on December 30, 2009 as part of our Amended Registration Statement on Form S-1/A.
10.04	Lease Agreement between the Company and Nitro Petroleum, Inc. dated November 21, 2008	Filed with the SEC on May 5, 2010 as part of our Amended Registration Statement on Form S-1/A.
10.05	Settlement Agreement between the Company and Blue Lagoon Capital dated May 5, 2011	Filed with the SEC on May 16, 2011 as part of our Quarterly Report on Form 10-Q.
10.06	Settlement Agreement between the Company and Habana Investments dated May 5, 2011	Filed with the SEC on May 16, 2011 as part of our Quarterly Report on Form 10-Q.
10.07	Promissory Note between the Company and Whetu, Inc. dated July 13, 2011	Filed with the SEC on February 17, 2012 as part of our Current Report on Form 8-K.
10.08	Settlement Agreement between the Company and Scott Beaudette dated February 13, 2012	Filed with the SEC on February 17, 2012 as part of our Current Report on Form 8-K.
10.09	Settlement Agreement between the Company and Carrillo Huettel, LLP dated February 13, 2012.	Filed with the SEC on February 17, 2012 as part of our Current Report on Form 8-K.
10.10	Share Exchange Agreement between the Company and HDS	Filed with the SEC on February 17, 2012 as part of our Current Report on Form 8-K.
10.11	Settlement Agreement between the Company and Whetu, Inc. dated February 13, 2012.	Filed herewith.
10.12	Management Agreement between the Company and Mackie Barch	Filed with the SEC on February 17, 2012 as part of our Current Report on Form 8-K.
10.13	Lease Agreement	Filed with the SEC on February 17, 2012 as part of our Current Report on Form 8-K.
10.14	Promissory Note with Eagle Bank for $200,000 Principal Amount dated August 4, 2011	Filed herewith.
10.15	Amended and Restated Acquisition Agreement with Global Nutritional Research, LLC dated July 2011	Filed herewith.
10.16	Agreement by and between Global Nutritional Research, LLC and National Community Pharmacists Association (NCPA) dated April 27, 2010	Filed herewith.
10.17	Business Proposal between Global Nutritional Research, LLC and Safe Chain Solutions	Filed herewith.
21.01	List of Subsidiaries	Filed with the SEC on February 17, 2012 as part of our Current Report on Form 8-K.
99.01	Audited Consolidated Financial Statements of HDS as of December 31, 2011 and 2010	Filed herewith.
99.02	Unaudited Pro Forma Consolidated Financial Statements	Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    July 26, 2012

SUNPEAKS VENTURES, INC.

By:   /s/ Mackie Barch

Mackie Barch

President and Chief Executive Officer